UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On January 30, 2019, Ekso Bionics, Inc. (“Ekso US”), a wholly-owned subsidiary of Ekso Bionics Holdings, Inc. (the “Company”), and the Company, entered into agreements, each dated January 30, 2019, relating to the establishment and operation of a joint venture company called Exoskeleton Intelligent Robotics Co. Limited (the “Joint Venture”) designed to develop and serve the exoskeleton market in China and other Asian markets and to create a global exoskeleton manufacturing center, and to the financing of the Company, including (i) an Equity Joint Venture Contract (the “JV Agreement”) among Zhejiang Youchuang Venture Capital Investment Co., Ltd. (“ZYVC”) and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership) (the “Industrial Investment Fund” and, together with ZYVC, the “JV Partners”) and Ekso US and (ii) a Share Purchase Agreement (the “Purchase Agreement”) among the Company and the persons set forth on Schedule I thereto (the “Purchasers”).

Joint Venture. The JV Agreement provides for the establishment of the Joint Venture as a limited liability company pursuant to the Law on Sino-foreign Equity Joint Ventures and the Regulations for the Implementation of the Law on Sino-foreign Equity Joint Ventures. ZYVC, Industrial Investment Fund and Ekso US will hold 41.54%, 38.46% and 20.00% of the Joint Venture, respectively. The JV Partners will make their contributions in the form of an aggregate of RMB 624 million cash to the Joint Venture (30% of which is to be made within 90 days of the formation of the Joint Venture and the remainder within the 10 years thereafter), while Ekso US will transfer certain patents and patent applications in China with equivalent value of RMB 145 million and related to human exoskeletons to the Joint Venture as its contribution.

Pursuant to the JV Agreement, the Joint Venture will build a manufacturing facility and will manufacture the EksoGT, EksoVest and EksoZeroG Arm units (the “JV Products”) in China for sale in China, Hong Kong, Singapore, Malaysia and other countries to be mutually agreed upon by the parties, but excluding Japan, India and Australia (the “JV Territory”), under the trademark and brands of Ekso US. During the term of the Joint Venture, and subject to certain conditions, Ekso US will receive a royalty fee based on a mid-single digits percentage of the net sales revenue of the products manufactured and sold by the Joint Venture. The JV Agreement provides for certain other rights and obligations of the parties, including the governance of the Joint Venture. In particular, the Joint Venture shall have a board of directors consisting of five directors, one of whom will be appointed by Ekso US and three of whom will be appointed by the JV Partners, with the final director to be appointed by Ekso US and ZYVC jointly. As well, the JV Agreement provides that the JV Partners are subject to a non-compete covenant for the term of the Joint Venture and a period of time thereafter.

Pursuant to the JV Agreement, Ekso US has agreed to enter into certain other related agreements subsequent to the establishment of the Joint Venture on the terms and conditions set forth in the JV Agreement, including (i) a technology license agreement, pursuant to which Ekso US will grant to the Joint Venture, during the term thereof, a nontransferable, non-sublicensable, irrevocable, free and exclusive right and license in the JV Territory to patented technologies and non-patented manufacturing technologies involved in the manufacture of certain products, including the JV Products and their improvements, to manufacture, assemble, made and have made, use such products in China and to sell such products in the JV Territory, provide marketing, promotion, technical training and maintenance associated with such products and to make investment in research and development projects undertaken by Ekso US, (ii) a manufacturing services agreement, which will provide, among other things, for manufacturing of certain products for sale by the Company, and (iii) a trademark license agreement, which will provide for a grant by the Ekso US of a license to the Joint Venture for the use of the Ekso US’s trademarks free of charge during the term of the Joint Venture.

Financing Transaction. Pursuant to the JV Agreement and the Purchase Agreement, the Purchasers have agreed to purchase an aggregate of 3,067,485 shares of the Company’s common stock at a price per share equal to $1.63, the closing price of the Company’s common stock on the Nasdaq Capital Market on January 29, 2019. The Purchase Agreement contains a price-based antidilution provision (subject to certain exceptions) pursuant to which, if the Company sells shares of its common stock at a price lower than $1.63 per share within 60 days of the issuance of the shares described above to the Purchasers, the Company must issue a number of additional shares of its common stock to the Purchasers such that the Purchasers in total would be issued the same number of shares under the Purchase Agreement as if they had acquired $5,000,000 aggregate purchase price of shares of the Company’s common stock at the lower price, provided that in no event will the total number of shares issued pursuant to the Purchase Agreement exceed 19.9% of the total number of shares of the Company’s common stock outstanding on January 29, 2019. In addition, within thirty (30) business days of the Joint Venture delivering its first batch of finished EksoGT products to a buyer, the Joint Venture or a designee of ZYVC are to invest a further $5,000,000 in the Company at a price per share equal to the volume weighted average of the closing price of the Company’s common stock on the Nasdaq Capital Market for the twenty (20) days prior to the date of issuance, provided that such purchase price per share shall be no less than $1.30 and no more than $1.96.

On January 30, 2018, Ekso US issued a press release announcing the entering into of the JV Agreement. A copy of this press release is filed as Exhibit 99.1 to this current report on Form 8-K.

The foregoing are summaries of the material terms and conditions of the JV Agreement and the Purchase Agreement, which summaries are qualified in their entirety by the actual JV Agreement and Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2019 and are incorporated by reference herein.

ITEM 3.02. Unregistered Sale of Equity Securities.

The paragraph under the heading “Financing Transaction” under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference in this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation S promulgated thereunder. Each Purchaser has represented to the Company in writing that, among other things, it is not a U.S. person, as defined in Regulation S under the Securities Act, and is outside the United States.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: January 30, 2019